AeroCentury Corp.
1440 Chapin Avenue
Suite 310
Burlingame, CA 94010
Attention: Toni Perazzo
Telecopy: (650) 696-3929

June 18, 2008

Re:  Amendment to Securities Purchase Agreement, dated April 17, 2007

Dear Mr. Perazzo:

We are writing to memorialize the agreement between AeroCentury Corp. (“AeroCentury”) and Satellite Fund II, L.P., Satellite Fund IV, L.P., The Apogee Group, LLC, and Satellite Fund V, LLC (collectively the “Purchasers”) under that certain Securities Purchase Agreement dated April 17, 2007 by and among AeroCentury and the Purchasers (the “Agreement”).

In accordance with Section 17 of the Agreement, the Agreement is hereby amended such that each reference to “June 30, 2008,” including but not limited to the references in the definitions of “Final Closing Date” and “Sale Notice” and the references in Sections 4.2, 4.4 and 9.1(b), is replaced with “July 31, 2008.”  Alternatively, in the event that (a) the foregoing amendments, or (b) any failure by AeroCentury to take any action that, were it not for the foregoing amendments, would have to be taken on or before June 30, 2008, are determined, deemed or otherwise found to be an Event of Default under the terms of the Agreement, the Purchasers hereby agree to waive any rights they may have with respect to any such default, provided that such waiver shall expire automatically on at 12:01 a.m., New York time, on July 31, 2008, unless otherwise extended in a writing signed by the parties hereto.

It is further agreed that (i) nothing herein shall be construed to amend or supersede any term of the Agreement other than those expressly referenced in the preceding paragraph; (ii) nothing in herein shall constitute a waiver of the occurrence or continuance of any Event of Default under the Agreement other than those waived in the preceding paragraph; and (iii) nothing herein shall be construed to limit or affect the right of the Purchasers to take any action to enforce or interpret any provision of this Agreement through July 31, 2008.  All such rights are expressly reserved.

If the foregoing is in accordance with your understanding, please have a copy of this amendment signed and delivered to us at the address listed above.

Sincerely,

General Counsel
Satellite Asset Management
General Counsel

Agreed to and accepted by:
AEROCENTURY CORP.
By:
Name:
Title:

SATELLITE FUND II, L.P.
By: Satellite Advisors, L.L.C.
Its General Partner
By:
Name:
Title:

SATELLITE FUND IV, L.P.
By: Satellite Advisors, L.L.C.
Its General Partner
By:
Name:
Title:

THE APOGEE GROUP, LLC
By: Satellite Asset Management, L.P.
Its Manager